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                                                                     EXHIBIT 2.2




                                August 5, 1998



AmQuest Financial Corp.
101 N. 14th Street
Duncan, OK 73533

        Re:  MERGER AGREEMENT DATED AS OF MAY 6, 1998 ("MERGER AGREEMENT")

Gentlemen:

        Capitalized terms used herein have the meaning set forth in the Merger Agreement.

        As you know, Section 10(r) of the Merger Agreement provides that BancFirst shall enter into a registration rights agreement in the form attached to the Merger Agreement as Exhibit E with the former affiliates of AmQuest for purposes of registering shares of BancFirst Common Stock to be owned by them after the Merger on a Form S-3 shelf registration statement. We have recently determined that substantial savings can be achieved if, in lieu of using the Form S-3 registration statement, the Form S-4 registration statement required to be filed with respect to the Merger as contemplated by Section 10(d) of the Merger Agreement also covers resales by former AmQuest affiliates.

        Accordingly, notwithstanding the provisions of the Merger Agreement to the contrary, it is requested that you indicate your agreement to the use of the Form S-4 resale registration procedure in lieu of the Form S-3 shelf registration. If the foregoing is acceptable, the Form S-4 registration statement will be modified to cover resales by former affiliates of AmQuest and the shelf registration statement attached as Exhibit E to the Merger Agreement will be revised to our mutual satisfaction as soon as practicable to reflect such revised procedure to be executed by the appropriate parties on or before the Closing Date of the Merger.

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        Please indicate your agreement to the foregoing in the space provided below and return a copy of this letter to the undersigned.


                        Very truly yours,


                        BANCFIRST CORPORATION


                        By: /s/ Joe T. Shockley, Jr.
                            ----------------------------------------------------
                            Joe T. Shockley, Jr.
                            Executive Vice President and Chief Financial Officer


        Accepted and agreed to this 6 day of August, 1998.

                       AMQUEST FINANCIAL CORP.


                       By:  /s/ Terrence Cooksey
                            --------------------------------------------------
                            Terrence Cooksey, President